Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This SEPARATION AND GENERAL RELEASE AGREEMENT (this “Agreement”) is entered into by and between ProPetro Holding Corp., a Texas corporation (the “Company”) and Mark Howell (“Howell”).  Howell and the Company are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, as a result of Howell’s family circumstances, Howell has notified the Board of Directors of the Company of his intention to resign his employment with the Company in order to relocate from Midland, Texas to Houston, Texas;

WHEREAS, in light of Howell’s substantial contributions in developing the Company’s corporate and administrative functions as a public company, including the development of the Company’s legal and human resources departments, and in consideration for the mutual release of claims contained in Section 3, the Parties wish for Howell to receive certain payments and benefits, which payments and benefits are conditioned upon Howell’s timely entry into, and non-revocation of, this Agreement; and

WHEREAS, for the purposes of avoiding the uncertainty, expense, and burden associated with any dispute, the Parties desire to settle any potential or inchoate disputes, including those that may arise by virtue of either the employment relationship that existed between them or the end of the employment relationship.

NOW, THEREFORE, in consideration of the promises and benefits set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Howell and the Company, the Parties agree as follows:

1.                                      Separation from Employment.

(a)                                 The last day of Howell’s employment with the Company will be September 29, 2019 (the “Separation Date”).  As of the Separation Date, Howell will no longer be employed by the Company or any other Company Party (as defined below).

(b)                                 The Parties further acknowledge and agree that, as of the Separation Date, Howell is deemed to have resigned (a) as an officer of the Company and all Company Parties and (b) from the board of directors or board of managers (or similar governing body) of all Company Parties and from the board of directors or board of managers (or similar governing body) of any corporation, limited liability entity, unlimited liability entity or other entity in which any Company Party holds an equity interest and with respect to which board of directors or board of managers (or similar governing body) Howell serves as such Company Party’s designee or other representative.

2.                                      Severance Payment.  Howell will be paid any portion of his base salary earned through the Separation Date and not theretofore paid no later than 30 days following the Separation Date.  Provided that Howell (a) executes this Agreement within 21 days after the date the Company provides him with the Agreement, and returns a signed copy of it to the Company, care of              , so that it is received no later than September 3, 2019, (b) does not exercise Howell’s revocation right pursuant to Section 5 below and (c) satisfies the other terms and conditions set forth in this Agreement and the employment agreement entered into between the Parties on February 17, 2017 and amended on May 28, 2019 (the “Employment Agreement”), Howell shall receive the following consideration:

(a)                                 During the period beginning on the Separation Date and ending on the first (1st) anniversary of the Separation Date (the “Severance Period”) the Company will pay to Howell an aggregate amount equal to $725,000.00, less applicable taxes and other withholdings (the “Severance Payment”).  The Severance Payment will be paid in equal installments during the Severance Period, beginning on the first regularly scheduled payroll date of the Company following the Separation Date (the “First Payment Date”), at the same time and in the same manner as Howell’s annual base salary would have been paid had Howell remained in active employment with the Company during the Severance Period, in accordance with the Company’s normal payroll practices in effect on the Separation Date.  For purposes of Section 409A (including, without limitation, for purposes of Section 1.409A-2(b)(2)(iii) of the Department of Treasury Regulations), Howell’s right to receive the Severance Payment in the form of installment payments (the “Installment Payments”) shall be treated as a right to receive a series of separate payments and, accordingly, each Installment Payment shall at all times be considered a separate and distinct payment.

(b)                                 The Company will pay Howell $725,000.00 (the “Lump-Sum Payment”), which will be paid in one lump-sum payment on the First Payment Date.  The Lump-Sum Payment shall be considered a separate and distinct payment from the Severance Payment.  The Lump-Sum Payment will be paid through Howell’s attorneys.

(c)                                  Howell may elect to continue to participate in the Company’s health plans following the Separation Date in accordance with the rules and regulations of the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).  If Howell timely elects continuation coverage, the Company will subsidize Howell’s COBRA premiums under the Company’s health plans so that Howell will pay the same premium as that of an active employee of the Company for health coverage from the Separation Date until the end of the Severance Period, or, if earlier, the date that Howell becomes covered under the group health plans of another employer.

(d)                                 Howell shall continue to have his existing rights under Delaware law and Article VI of the By-Laws of the Company to indemnification and advancement of expenses incurred (including attorneys’ fees), which, in accordance with Section 6.01 of Article VI, constitute a contract between the Company and Howell for the purposes of indemnification.

Howell acknowledges and agrees that the consideration described in this Section 2 represents the entirety of the amounts Howell is eligible to receive as severance pay from the Company or any other Company Party, including under his Employment Agreement and the Company’s 2017 Incentive Award Plan.  Howell specifically acknowledges that he will automatically forfeit any awards granted under the Company’s 2017 Incentive Award Plan, including stock options, restricted stock units, and performance stock units, that are unvested as of the Separation Date and that such awards will terminate automatically without any further action by the Company and at no cost to the Company.  For the avoidance of doubt, no awards granted under the Company’s

2017 Incentive Award Plan will vest as a result of, or in connection with, Howell’s termination of employment, provided, however, Howell shall retain all rights to awards granted under the Company’s 2017 Incentive Award Plan that are fully vested as of the Separation Date, which shall be governed in accordance with their terms.  For the avoidance of doubt, it will not be a violation of this Agreement for Howell to trade, transfer or otherwise dispose of shares underlying such vested awards at any time following the Separation Date, and the Company will take no action to prevent Howell from trading, transferring or otherwise disposing of shares underlying such vested awards at any time following the Separation Date.  The Company agrees to provide Howell with written confirmation of his separation from the Company addressed to Elo Omavuezi, and further agrees not to create undue delay in any process involving the transfer of shares (to the extent any such process involves action by the Company) following the execution of any transaction in Company securities held by Howell. Howell acknowledges that he is aware of the ongoing obligations he may have under the Company’s Insider Trading Policy, applicable securities laws and any other applicable requirements related to any trading in the Company’s securities.

3.                                      Complete Release of Claims.

(a)                                 In exchange for the consideration received by Howell herein, which consideration Howell was not entitled to but for Howell’s entry into this Agreement, Howell hereby releases, discharges and forever acquits the Company and its Affiliates (as defined below) and subsidiaries, and each of the foregoing entities’ respective past, present and future members, partners (including general partners and limited partners), directors, trustees, officers, managers, employees, agents, attorneys, heirs, legal representatives, insurers, benefit plans (and their fiduciaries, administrators and trustees), and the successors and assigns of the foregoing, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and hereby waives, any and all claims, damages, or causes of action of any kind related to Howell’s ownership of any interest in any Company Party, Howell’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Howell executes this Agreement, including any alleged violation through the date that Howell executes this Agreement, including (i) any alleged violation through such date of: (A) any federal, state or local anti-discrimination law or anti-retaliation law, regulation or ordinance including the Age Discrimination in Employment Act of 1967, as amended (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended and the Americans with Disabilities Act of 1990, as amended; (B) the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (C) the Immigration Reform Control Act, as amended; (D) the National Labor Relations Act, as amended; (E) the Occupational Safety and Health Act, as amended; (F) the Family and Medical Leave Act of 1993; (G) the Texas Labor Code (specifically including the Texas Payday Law, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, and the Texas Whistleblower Act); (H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim; (iii) any and all rights, benefits or claims Howell may have under any employment contract, incentive compensation plan or equity-based plan with any Company Party (including any award agreement) or to any ownership interest in any Company Party; and (iv) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the

“Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious.  Rather, Howell is simply agreeing that, in exchange for any consideration received by him pursuant to Section 2, any and all potential claims of this nature that Howell may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

For purposes of this Agreement, “Affiliate” shall mean, with respect to any Person (as defined below), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended from time to time.  For purposes of this Agreement “Person” shall mean any individual, natural person, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), incorporated or unincorporated association, governmental authority, firm, society or other enterprise, organization or other entity of any nature.

(b)                                 Notwithstanding this release of liability, nothing in this Agreement prevents Howell from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Howell understands and agrees that Howell is waiving any and all rights to recover any monetary or personal relief or recovery from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions.  Further, nothing in this Agreement prohibits or restricts Howell from filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other securities regulatory agency or authority (each, a “Government Agency”).  This Agreement does not limit Howell’s right to receive an award for information provided to a Government Agency.  Further, in no event shall the Released Claims include (i) any claim which arises after the date that this Agreement is executed by Howell, or (ii) any claim to vested benefits under an employee benefit plan.

(c)                                  Howell represents and warrants that, as of the time at which he signs this Agreement, Howell has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Howell signs this Agreement. Howell further represents and warrants that he has not made any assignment, sale, delivery, transfer or conveyance of any rights Howell has asserted or may have against any of the Company Parties with respect to any Released Claim.

(d)                                 In consideration of the covenants, agreements and undertakings of Howell under this Agreement, the Company, on behalf of itself and the Company Parties, hereby releases, waives and forever discharges Howell of and from any and all actions, causes of action, suits, losses, liabilities, rights, damages, claims, and demands, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law or equity (collectively, “Company Claims”), which the Company or the Company Parties ever had, now have, or hereafter can, shall, or may have against Howell for, upon, or by reason of any matter, cause, or thing whatsoever from the Howell’s first date of employment with the Company through the Separation Date, except for any Company Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Agreement, the Employment Agreement, or the Award Agreements (as defined below) including, but not limited to, the restrictive covenants described in Section 6 of this Agreement.  This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious.  Rather, the Company is simply agreeing that, in exchange for any consideration received by it pursuant to this Agreement, any and all potential claims of this nature that the Company may have against Howell, regardless of whether they actually exist, are expressly settled, compromised and waived.

(e)                                  The Company warrants and represents that (i) it is the sole owner of each and every claim, cause of action, and right compromised, settled, released or assigned pursuant to Section 3 of this Agreement and has not previously assigned, sold, transferred, conveyed, or encumbered same; (ii) it has the full right, power, capacity, and authority to enter into and execute this Agreement;  and (iii) it fully understands this Agreement releases any and all past claims regardless of whether it is now aware of such claims.

(f)                                   Howell warrants and represents that (i) he is the sole owner of each and every claim, cause of action, and right compromised, settled, released or assigned pursuant to Section 3 of this Agreement and has not previously assigned, sold, transferred, conveyed, or encumbered same; (ii) he has the full right, power, capacity, and authority to enter into and execute this Agreement;  and (iii) he fully understands this Agreement releases any and all past claims regardless of whether he is now aware of such claims.

4.                                      Howell’s Representations.

(a)                                 Howell represents that Howell has received all leaves (paid and unpaid) that Howell was owed or could be owed by the Company and each of the other Company Parties and Howell has received all salary, bonuses and other compensation that Howell has been owed by the Company Parties as of the date that Howell executes this Agreement (which amount does not include the consideration described in Section 2 above).

(b)                                 By executing and delivering this Agreement, Howell expressly acknowledges that:

(i)                                     Howell has carefully read this Agreement;

(ii)                                  No material changes have been made to this Agreement since it was first provided to Howell and Howell has had at least twenty-one (21) days to consider this Agreement before the execution and delivery hereof to Company;

(iii)                               Howell is receiving, pursuant to this Agreement, consideration in addition to anything of value to which he is already entitled;

(iv)                              Howell has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Howell’s choice and Howell has had an adequate opportunity to do so prior to executing this Agreement;

(v)                                 Howell fully understands the final and binding effect of this Agreement; the only promises made to Howell to sign this Agreement are those stated herein; and Howell is signing this Agreement knowingly, voluntarily and of Howell’s own free will, and that Howell understands and agrees to each of the terms of this Agreement;

(vi)                              The only matters relied upon by Howell and causing Howell to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and

(vii)                           No Company Party has provided any tax or legal advice regarding this Agreement and Howell has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Howell’s own choosing such that Howell enters into this Agreement with full understanding of the tax and legal implications thereof.

(c)                                  Howell is not aware of any material act or omission on the part of any Company employee (including Howell), director or agent that may have violated any applicable law or regulation or otherwise exposed the Company to any liability, whether criminal or civil, whether to any government, individual, shareholder or other entity that Howell has not previously communicated to Brown Rudnick LLP or Deloitte & Touche LLP.  Further, Howell’s responses to any inquiries in connection with the internal review conducted by the Company and Brown Rudnick LLP have been true and correct and did not misstate or omit any material responsive information.

(d)                                 Howell has complied, and will continue to comply, with all active litigation holds and has provided the Company, or taken steps to preserve and make available to the Company, all information covered by or pertinent to any active litigation hold, including, but not limited to, any relevant information on personal devices, such as cellular telephones.

5.                                      Revocation Right.                                           Notwithstanding the initial effectiveness of this Agreement, Howell may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date Howell executes this Agreement (such seven day period being referred to herein as the “Release Revocation Period”).  To be effective, such revocation must be in writing signed by Howell and must be received by the Company, care of Thomas Wilson, Vinson and Elkins LLP, 1001 Fannin Street, Suite 2500, Houston, Texas 77002 (e-mail: twilson@velaw.com) before 11:59 p.m., Houston, Texas time, on the last day of the Release Revocation Period.  If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 3 above will be of no force or effect, Howell will not receive the payments, benefits or consideration set forth in Section 2 above, and the remainder of this Agreement will be in full force and effect.

6.                                      Affirmation of Restrictive Covenants.  Howell acknowledges and agrees that he has continuing obligations to the Company and each of its Affiliates pursuant to (i) Article V of the stock option agreement, Article III of the restricted stock unit agreements, and Article IV of the performance restricted stock unit agreements, in each case, pursuant to which awards were granted to Howell under the Company’s 2017 Incentive Award Plan, (collectively, the “Award Agreements”) and (ii) Section 6 of the Employment Agreement.  In entering into this Agreement, Howell specifically acknowledges the validity, binding effect and enforceability of (a) Article V of the stock option agreement, Article III of the restricted stock unit agreements, and Article IV of the performance restricted stock unit agreements, in each case, pursuant to which awards were granted to Howell under the Company’s 2017 Incentive Award Plan and (b) Section 6 of the Employment Agreement and expressly reaffirms his commitment to abide by each such provision.

7.                                      Non-Disparagement. Howell shall refrain from publishing any oral or written statements about the Company, any Company Party or any of their respective directors, officers, employees, consultants, agents or representatives that (a) are slanderous, libelous or defamatory, (b) disclose Proprietary Information (as defined in the Employment Agreement) or confidential information of or regarding the Company’s or any Company Party’s business affairs, directors, officers, managers, members, employees, consultants, agents or representatives, or (c) place the Company, any Company Party or any of their respective directors, officers, managers, members, employees, consultants, agents or representatives in a false light before the public.  The Company will instruct its officers and directors to refrain from making derogatory comments about Howell and shall further instruct them to not disparage or criticize Howell, and the Company’s officers and directors shall refrain from making any oral or written statements about Howell that are not privileged internal company discussions and (a) are slanderous, libelous or defamatory or (b) place Howell in a false light before the public.  Nothing herein limits either Party or the officers and directors of the Company from cooperating with any investigation by any Government Agency.

8.                                      No Waiver.  No failure by any Party hereto at any time to give notice of any breach by any other Party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

9.                                      Employment Reference.        The Company shall provide, and shall instruct its officers and directors to provide, a neutral employment reference to any potential employers that consider the employment of Howell and that seek information concerning the departure of Howell.  A “neutral employment reference” means that the Company will provide to any such potential employers the positions held by Howell, the dates of Howell’s employment with the Company, Howell’s last compensation package, and advise any enquiring party that Howell resigned his position for family reasons.

10.                               Applicable Law.  This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas without reference to the principles of conflicts of law thereof.

11.                               Severability.  To the extent permitted by applicable law, the Parties agree that any term or provision (or part thereof) of this Agreement that renders such term or provision (or part thereof) or any other term or provision hereof (or part thereof) invalid or unenforceable in any respect shall be modified to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

12.                               Withholding of Taxes and Other Employee Deductions.  The Company may withhold from any payments made pursuant to Section 2 hereof all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

13.                               Arbitration.  Any dispute or controversy based on, arising under or relating to this Agreement shall be settled exclusively by final and binding arbitration, conducted before a single neutral arbitrator in Houston, Texas in accordance with the Employment Arbitration Rules and Mediation Procedures of the American Arbitration Association (the “AAA”) then in effect.  Arbitration may be compelled, and judgment may be entered on the arbitration award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of (a) Article V of the stock option agreement, Article III of the restricted stock unit agreements, and Article IV of the performance restricted stock unit agreements, in each case, pursuant to which awards were granted to Howell under the Company’s 2017 Incentive Award Plan and (b) Section 6 of the Employment Agreement, and Howell hereby consents that such restraining order or injunction may be granted without requiring the Company to post a bond.  Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA roster of arbitrators shall be selected as an arbitrator.  Within twenty (20) days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law.  Each party shall bear its own costs and attorneys’ fees in connection with an arbitration; provided that the Company shall bear the cost of the arbitrator and the AAA’s administrative fees.

14.                               Continued Cooperation. Following the Separation Date, Howell will provide the Company and, as applicable, the other Company Parties, with assistance, when reasonably requested by the Company, with respect to (i) any investigation, claim or dispute initiated by any third party, including the Company’s shareholders and any Government Agency, and (ii) transitioning matters related to Howell’s job responsibilities and otherwise providing information Howell obtained during the provision of the duties Howell performed for the Company and the other Company Parties. In requesting and scheduling Howell’s assistance pursuant to this Section 14, the Company shall take into consideration Howell’s personal and professional obligations.

15.                               Reasonable Assistance with Claims. Howell shall cooperate with the Company and any other Company Party and its counsel in any litigation or human resources matters in which such Howell may be a witness or potential witness or with respect to which such Howell may have knowledge of relevant facts or evidence. The Company shall reimburse Howell for reasonable and necessary expenses incurred in the course of complying with this Section 15 provided that Howell provides reasonable documentation of the same and obtains the Company’s prior approval for incurring such expenses.

16.                               Counterparts.  This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

17.                               Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the Company and each other Company Party that is not a signatory hereto, as each other Company Party that is not a signatory hereto shall be a third-party beneficiary of Howell’s release of claims, representations and covenants set forth in this Agreement.

18.                               Section 409A Compliance.  Notwithstanding anything herein to the contrary: (i) Howell’s termination of employment on the Separation Date is intended to constitute a “separation from service” within the meaning of Section 1.409A-1 (h) of the Department of Treasury Regulations and (ii) it is the intent of the Parties that none of the amounts payable under this Agreement constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code (“Section 409A”).  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Howell on account of non-compliance with Section 409A.

19.                               Amendment; Entire Agreement.  This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by Howell and the Company.  This Agreement constitutes the entire agreement of the Parties with regard to the subject matter hereof.

There are no oral agreements between Howell and the Company.  No promises or inducements have been offered except as set forth in this Agreement.  Howell and the Company acknowledge that, in executing this Agreement, it has not relied upon any representations or warranties of any other Party.  No promise or agreement which is not expressed in this Agreement has been made by the Company to Howell or by Howell to the Company in executing this Agreement.  Each Party agrees that any omissions of fact concerning the matters covered by this Agreement are of no consequence in the decision to execute this Agreement.

20.                               Interpretation.  The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.  The words “herein”, “hereof”, “hereunder” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.  The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.”  References herein to any agreement, instrument or other document mean such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by each of the Parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date(s) set forth beneath their signatures below.

PROPETRO HOLDING CORP.

By:	/s/ Phillip A. Gobe
Name:	Phillip A. Gobe
Title:	Chairman of the Board

Date:	August 30, 2019

MARK HOWELL

/s/ Mark Howell
Mark Howell

Date:	August 30, 2019

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SEPARATION AND GENERAL RELEASE AGREEMENT